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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               SEPTEMBER 1, 1998


                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                     1-10263               73-1341805
(STATE OR OTHER JURISDICTION OF       (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       FILE NUMBER)        IDENTIFICATION NO.)


888 Seventh Avenue, 28th Floor, New York, New York               10106
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 1, 1998, The Official Information Company (the "Company"), through a subsidiary, acquired all of the outstanding stock of InterGame Limited ("InterGame"). The stock of InterGame was acquired from David Snook, Christine Butterworth and Neal Barrington pursuant to a Stock Purchase Agreement dated as of September 1, 1998. The consideration paid by the Company to the shareholders of InterGame was approximately $8.1 million in cash. The Company obtained the funds from existing working capital.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c) Exhibits

    2.1 Stock Purchase Agreement dated as of September 1, 1998 by and among GEM Communications, LLC and the shareholders of InterGame Limited.

    99.1      Press Release, dated September 1, 1998

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                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 9, 1998

                                       THE OFFICIAL INFORMATION COMPANY


                                       By /s/  Ian L.M. Thomas
                                         --------------------------------------
                                          IAN L. M. THOMAS
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER